SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM T-1

                         STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939
               OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

             CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
             OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) _____

                             ----------------

                    THE FIRST NATIONAL BANK OF CHICAGO
            (Exact name of trustee as specified in its charter)

    A National Banking Association                   36-0899825
                                                  (I.R.S. employer
                                               identification number)

One First National Plaza, Chicago, Illinois            60670-0126
 (Address of principal executive offices)              (Zip Code)

                    The First National Bank of Chicago
                   One First National Plaza, Suite 0286
                      Chicago, Illinois   60670-0286
          Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
         (Name, address and telephone number of agent for service)

                             ----------------

                        SOUTHWESTERN ENERGY COMPANY
            (Exact name of obligor as specified in its charter)

          Arkansas                                   71-0205415
(State or other jurisdiction of                   (I.R.S. employer
 incorporation or organization)                 identification number)

   1083 Sain Street, P.O. Box 1408
       Fayetteville, Arkansas                          72702-1408
(Address of principal executive offices)               (Zip Code)


                              Debt Securities
                      (Title of Indenture Securities)

Item 1. General Information. Furnish the following information as to the trustee:

               (a)  Name and address of each examining or
               supervising authority to which it is subject.

               Comptroller of Currency, Washington, D.C.,
               Federal Deposit Insurance Corporation,
               Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

               (b)  Whether it is authorized to exercise
               corporate trust powers.

               The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

               No such affiliation exists with the trustee.


Item 16.       List of exhibits.   List below all exhibits filed as a
               part of this Statement of Eligibility.

               1. A copy of the articles of association of the trustee now in effect.*

               2. A copy of the certificates of authority of the trustee to commence business.*

               3. A copy of the authorization of the trustee to exercise corporate trust powers.*

               4.   A copy of the existing by-laws of the trustee.*

               5.   Not Applicable.

               6.   The consent of the trustee required by
                    Section 321(b) of the Act.

               7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

               8.   Not Applicable.

               9.   Not Applicable.


          Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City
          of Chicago and State of Illinois, on the   26th day of
          October, 1995.


                    The First National Bank of Chicago,
                    Trustee

                    By  /s/ R. D. Manella

                         R. D. Manella
                         Vice President


* Exhibit 1,2,3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 12 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 26 to the Registration Statement on Form S-3 of The CIT Group Holdings, Inc., filed with the Securities and Exchange Commission on February 16, 1993 (Registration No. 33-58418).

                            EXHIBIT 6



               THE CONSENT OF THE TRUSTEE REQUIRED
                  BY SECTION 321(b) OF THE ACT


                                           October 26, 1995




Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between Southwestern Energy Company and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                              Very truly yours,

                              The First National Bank of Chicago

                              By:  /s/ R. D. Manella

                                   R. D. Manella
                                   Vice President

                            EXHIBIT 7

Legal Title                      Call Date: 06/30/95  ST-BK:
of Bank:    The First National              17-1630 FFIEC 031
            Bank of Chicago                 Page RC-1
Address:    One First National
            Plaza, Suite 0460
City, State
Zip:        Chicago, IL  60670-0460
FDIC Certificate No.:    0/3/6/1/8

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 1995

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                     C400
               Dollar Amounts in                   BIL MIL THOU   <-
                    in Thousands            RFCD

ASSETS
1. Cash and
   balances
   due from
   depository
   institutions
   (from
   Schedule
   RC-A):


   a. Noninterest-
      bearing
      balances
      and currency
      and coin(1)                           0081 3,184,875   1.a.
   b. Interest-
      bearing
      balances(2)                           0071 8,932,069   1.b.
2. Securities
   a. Held-to-
      maturity
      securities
      (from
      Schedule RC-B,
      column A)                             1754   249,502   2.a.
   b. Available-for-
      sale securities
      (from Schedule
      RC-B, column D)                       1773   536,856   2.b.
3. Federal funds sold
   and securities
   purchased under
   agreements to
   resell in domestic
   offices of the
   bank and its Edge
   and Agreement
   subsidiaries, and
   in IBFs:
   a. Federal Funds sold                    0276 2,897,736   3.a.
   b. Securities
      purchased
      under agreements
      to resell                             0277 1,417,129   3.b.
4. Loans and lease
   financing receivables:
   a. Loans and leases,
      net of unearned
      income (from
      Schedule RC-C)   RCFD 2122 16,567,408                  4.a.
   b. LESS: Allowance
      for loan and
      lease losses     RCFD 3123   358,877                   4.b.
   c. LESS: Allocated
      transfer risk
      reserve          RCFD 3128         0                   4.c.
   d. Loans and leases,
      net of unearned
      income, allowance,
      and reserve
      (item 4.a minus 4.b
      and 4.c)                              21251 6,208,531  4.d.
5. Assets held in trading
   accounts                                 35451 3,486,931    5.
6. Premises and fixed
   assets (including
   capitalized leases)                      2145   516,279     6.
7. Other real estate
   owned (from Schedule
   RC-M)                                    2150    11,216     7.
8. Investments in
   unconsolidated
   subsidiaries and
   associated companies
   (from Schedule RC-M)                     2130    12,946     8.
9. Customers' liability
   to this bank on
   acceptances
   outstanding                              2155   501,943     9.
10. Intangible assets
   (from Schedule RC-M)                     2143   111,683    10.
11. Other assets
   (from Schedule RC-F)                     2160 1,258,270    11.
12. Total assets (sum
   of items 1
   through 11)                              2170 49,325,966   12.

_________________

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held in trading accounts.

Legal Title                      Call Date: 06/30/95  ST-BK:
of Bank:    The First National              17-1630 FFIEC 031
            Bank of Chicago                 Page RC-2
Address:    One First National
            Plaza, Suite 0460
City, State
Zip:        Chicago, IL  60670-0460
FDIC Certificate No.:    0/3/6/1/8

Schedule RC--Continued


                    Dollar Amounts in               BIL MIL THOU
                         in Thousands

LIABILITIES
13.Deposits:
   a. In domestic
      offices
      (sum of
      totals of
      columns A
      and C from
      Schedule
      RC-E,
      part 1)                          RCON 2200 14,889,235     13.a.
      (1) Non-
      interest-
      bearing(1) RCON 6631  5,895,584                        13.a.(1)
      (2) Interest-
      bearing                         RCON 6636  8,993,651   13.a.(2)
   b. In foreign
      offices,
      Edge and
      Agreement
      subsidiaries,
      and IBFs
      (from
      Schedule
      RC-E,
      part II)   RCFN 2200 13,289,760                           13.b.
      (1) Non-
      interest
      bearing    RCFN 6631    315,549                        13.b.(1)
      (2) Int-
      erest-
      bearing    RCFN 6636 12,974,211                        13.b.(2)
14. Federal
   funds
   purchased
   and secur-
   ities sold
   under
   agreements
   to repurchase
   in domestic
   offices of
   the bank and
   ofits Edge and
   Agreement
   subsidiaries,
   and in IBFs:
   a. Federal
      funds
      purchased                        RCFD 0278  2,942,186     14.a.
   b. Securities
      sold under
      agreements
      to repur-
      chase                            RCFD 0279  1,160,512     14.b.
15. a. Demand notes
      issued to the
      U.S. Treasury                    RCON 2840     112,768    15.a.
   b. Trading
      Liabilities                      RCFD 3548   7.872,221    15.b.
16.  Other borrowed
      money:
   a. With original
      maturity of
      one year or
      less                             RCFD 2332   2,402,829    16.a.
   b. With original
      maturity of
      more than one
      year                             RCFD 2333     643,987    16.b.
17. Mortgage
   indebtedness and
   obligations under
   capitalized
   leases                              RCFD 2910     278,108      17.
18. Bank's liability
   on acceptance
   executed and
   outstanding                         RCFD 2920     501,943      18.
19. Subordinated
   notes and
   debentures                          RCFD 3200   1,225,000      19.
20. Other liabilities
   (from Schedule
   RC-G)                               RCFD 2930     981,938      20.
21. Total liabilities
   (sum of items
   13 through 20)                      RCFD 2948  46,300,487      21.
22. Limited-Life
   preferred stock
   and related
   surplus                             RCFD 3282          0       22.
EQUITY CAPITAL
23.  Perpetual
   preferred stock
   and related
   surplus                             RCFD 3838          0       23.
24. Common stock                       RCFD 3230    200,858       24.
25. Surplus (exclude
   all surplus
   related to
   preferred stock)                    RCFD 3839   2,314,642      25.
26. a. Undivided
      profits and
      capital
      reserves                         RCFD 3632     510,093    26.a.
   b. Net unrealized
      holding gains
      (losses) on
      available-
      for-sale
      securities                       RCFD 8434        (880)   26.b.
27. Cumulative
   foreign currency
   translation
   adjustments                         RCFD 3284         766      27.
28. Total equity
   capital (sum of
   items 23
   through 27)                         RCFD 3210   3,025,479      28.
29. Total liabilities,
   limited-life
   preferred stock,
   and equity
   capital (sum of
   items 21, 22,
   and 28)                             RCFD 3300  49,325,966      29.


Memorandum

To be reported only with the March Report of Condition.

1. Indicate in the box at the right the number of the
   statement below that best describes the most               Number
   comprehensive level of auditing work performed for   -----------------
   the bank by independent external auditors as of      | RCFD 6724  N/A |
   any date during 1993                                 ------------------
                                                                     M.1.


1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 =  Review of the bank's financial statements by external auditors
6 =  Compilation of the bank's financial statements by external auditors
7 =  Other audit procedures (excluding tax preparation work)
8 =  No external audit work

__________________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.